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EXHIBIT 10.7

STATE OF NORTH CAROLINA
                                    MODIFICATION TO INDEMNIFICATION
COUNTY OF BRUNSWICK                                AGREEMENT

      THIS Modification to Indemnification Agreement (the "Modification Agreement") is made and entered into this 17th day of June, 2003, between Reeves Telecom Limited Partnership, a South Carolina limited partnership (the "Seller") and WW-Golf & Services, LLC, a South Carolina limited liability company (the "Purchaser");

                             W I T N E S S E T H:

      WHEREAS, Purchaser and Seller entered into an Indemnification Agreement dated March 9, 2001 (the "Indemnification Agreement"), relating to the sale of the assets of Fox Squirrel Country Club to Purchaser from Seller; and

      WHEREAS, Purchaser and Seller have agreed to modify said Indemnification Agreement as hereinafter stated;

      NOW, THEREFORE, in consideration of these presents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1. Numbered Section 3 of the Indemnification Agreement is hereby deleted from the Indemnification Agreement and in lieu thereof the following shall be inserted:

3.    Duration of Indemnification

      The indemnification covered by this Indemnification Agreement shall exist and continue to exist for a period of two (2) years beyond the date of closing of the financing provided to Purchaser by FNB Southeast (such date being the date of this Modification Agreement set forth above) or until Seller delivers to Purchaser a written notice from NCDENR (or such successor
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agency as may then exist) stating or to the effect that, after giving effect to remediation work performed by or on behalf of Seller, no further remediation action is required in respect of the contamination at the site (the "Closure Letter"), whichever shall occur earlier. In the event that such two (2) year limitation term is the effective termination of the Indemnification Agreement, then in such event Seller shall assign to Purchaser all of its assignable rights in and to any super fund monies that Seller may be entitled to receive as a result of remediation work performed from and after the date of this Modification Agreement sufficient to obtain from NCDENR a Closure Letter.

4. Numbered Section 4 of the Indemnification Agreement is hereby deleted from the Indemnification Agreement.

      IN WITNESS WHEREOF, the parties have duly executed this modification as of the day and year first above written.

                              PURCHASER:
                              WW-GOLF & SERVICES, LLC


                              BY:    /S/ STEVEN WHITE
                                 -----------------------------------------------
                                    Name: Steven White
                                    Title: President


                              FORWARD GOLF, INC.


                              BY:    /S/ STEVEN WHITE
                                 -----------------------------------------------
                                    PRESIDENT
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                              SELLER:

                              REEVES TELECOM LIMITED PARTNERSHIP


                              BY:   /S/ DAVIS P. STOWELL
                                 -----------------------------------------------
                                    Name: Davis P. Stowell
                                    Title: Vice President of Grace Property
                                    Management, Inc., General Partner